Exhibit 99.1

CONTACT:

Brainerd Communicators
Ray Yeung / Jo Anne Barrameda (Media)
yeung@braincomm.com / barrameda@braincomm.com
Corey Kinger (Investors)
kinger@braincomm.com
212.986.6667

TMNG GLOBAL REPORTS 2010 SECOND QUARTER RESULTS

Overland Park, KS – August 5, 2010 – TMNG Global (Nasdaq: TMNG), a leading provider of management consulting and software solution services to the global communications, media and entertainment industries, reported financial results for its 2010 second quarter ended July 3, 2010.  All per share amounts have been adjusted to reflect the 1-for-5 reverse stock split of the Company's common stock effective February 7, 2010.

"TMNG Global has posted improved performance through the first half of the year led by our success in solidifying activities with our largest client relationships, strong contributions from our strategic consulting unit, and sound operating expense management," said Richard Nespola, TMNG Global Chairman and CEO. "Strategic consulting historically performs well ahead of economic recovery as clients begin deploying capital into new businesses, next generation platforms and advanced service offerings, creating opportunity for engagement extensions into our operational and software offerings.  In this cycle, renewed investment is apparent in areas including mobility, migration to cloud computing architectures, capital formation, and M&A due diligence.  We are active in all of these areas and positioned well to participate in our share of a healthy new business pipeline.  That said, market conditions remain unpredictable and highly competitive for consulting firms, mandating that we maintain cost discipline as we focus on growing revenues and cash flows from operations in 2010."

Financial Results for the Thirteen Weeks Ended July 3, 2010
Revenues in the second quarter of 2010 were $17.0 million, compared to $16.8 million in the 2009 second quarter and $17.5 million in the 2010 first quarter.  Included in year-over-year revenue growth is a greater than 100% increase in strategic consulting services, further strengthening our position among our largest customers. During the quarter, TMNG's gross margin was 39.1%, compared with 43.6% in the second quarter of 2009 and 37.8% in the first quarter of 2010.  On a year-over-year basis, competitive pricing pressure associated with a marginal economy negatively impacted margins. The sequential increase in gross margin reflected a higher mix of strategic consulting services.

TMNG Global reported a net loss of ($0.5) million on a GAAP basis, or ($0.07) per diluted share for the second quarter of 2010, compared with a net loss of ($0.4) million, or ($0.05) per diluted share, for the second quarter of 2009. After adjusting for the after tax impact of net realized gains on auction rate securities, depreciation and amortization expense and share-based compensation expense, non-GAAP adjusted net income was $0.3 million, or $0.04 per diluted share during the second quarter of 2010.  The comparable non-GAAP adjusted net income for the second quarter of fiscal 2009 was $0.6 million, or $0.09 per diluted share.

Cash flow from operations was $3.1 million for the second quarter of 2010, compared with $3.2 million for the second quarter of 2009.

Financial Results for the Twenty-Six Weeks Ended July 3, 2010
For the twenty-six weeks ended July 3, 2010, revenues were $34.4 million, compared with $31.0 million in the comparable period of fiscal year 2009.  TMNG Global's gross margin was 38.5% during the twenty-six weeks ended July 3, 2010, compared with 41.3% in the comparable period of fiscal year 2009.

Net loss for the twenty-six weeks ended July 3, 2010 was ($1.3) million or ($0.18) per diluted share, compared with a net loss of ($2.5) million or ($0.36) per diluted share in the comparable period of fiscal year 2009.  Non-GAAP adjusted net income, adjusted for the after tax impact of net realized gains on auction rate securities, depreciation and amortization expense, and share-based compensation, was approximately $0.4 million, or $0.05 per diluted share, for the twenty-six weeks ended July 3, 2010.  The comparable non-GAAP adjusted net loss for the twenty-six weeks ended July 4, 2009 was ($0.7) million or ($0.09) per diluted share.

For the twenty-six weeks ended July 3, 2010, cash flow from operations was $0.3 million, compared with $0.5 million in the comparable period of fiscal year 2009.

In addition to reporting net loss and net loss per share on a GAAP basis, this press release contains certain non-GAAP adjustments which are described in the schedule entitled "Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Income (Loss)" that accompanies this press release.  In making these non-GAAP adjustments, the Company took into account certain non-cash expenses and benefits, including tax effects as applicable, and the impact of certain items that are generally not expected to be on-going in nature or that are unrelated to the Company's core operations.  Management believes the exclusion of these items provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating Company performance utilizing GAAP financial information.  The Company believes that providing such adjusted results allows investors and other users of the Company's financial statements to better understand TMNG Global's comparative operating performance for the periods presented.

TMNG Global's management uses the non-GAAP financial measure in its own evaluation of the Company's performance, particularly when comparing performance to the prior year's period and on a sequential basis.  TMNG Global's non-GAAP measure may differ from similar measures used by other companies, even if similar terms are used to identify such measures.  Although TMNG Global's management believes the non-GAAP financial measure is useful in evaluating the performance of its business, TMNG Global acknowledges that items excluded from such measure have a material impact on the Company's net loss and net loss per share calculated in accordance with GAAP.  Therefore, management uses non-GAAP measures in conjunction with GAAP results.  Investors and other users of our financial information should also consider the above factors when evaluating TMNG Global's results.

Conference Call
The Company will host a conference call at 5:00 p.m. ET today to discuss 2010 second quarter results. Investors can access the conference call via a live webcast on the Company's website, www.tmng.com, or by dialing 800-860-2442 in the United States or 412-858-4600 from international locations and referencing the TMNG Global call. A replay of the conference call will be archived on the Company's website for one week. Additionally, a replay of the call will be available by dialing 877-344-7529, pass code 418740, through August 12, 2010.

About TMNG Global

TMNG Global (NASDAQ: TMNG) is a leading provider of professional services to the converging communications industry. TMNG Global, its companies CSMG and Cartesian, and its base of more than 600 consultants, have provided strategy, management and technical consulting, products and services to more than 1200 communications clients worldwide. The company's clients represent all areas of the communications industry including wireless and wireline service providers; entertainment, media and technology companies; and the supporting capital formation firms that support the industry. The company is headquartered in Overland Park, Kansas, with offices in Beijing, Boston, Chicago, London, New Jersey, New York, Shanghai and Washington, D.C. For more information about TMNG Global, visit www.tmng.com.

Cautionary Statement Regarding Forward Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company's future business, financial condition and results of operations. Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company's control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include, among other things, conditions in the telecommunications industry, overall economic and business conditions (including the current economic slowdown and difficult conditions in the credit markets), the demand for the Company's services (including the slowing of client decisions on proposals and project opportunities along with scope reduction of existing projects), the level of cash and non-cash expenditures incurred by the Company, technological advances and competitive factors in the markets in which the Company competes, and the factors described in this press release and in TMNG Global's filings with the Securities and Exchange Commission, including the risks described in TMNG Global's periodic reports filed with the SEC, including, but not limited to, "Cautionary Statement Regarding Forward Looking Information" under Part I of its Annual Report on Form 10-K for the fiscal year ended January 2, 2010 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC's web site at www.sec.gov. TMNG Global does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

(Please see attached financial tables)

THE MANAGEMENT NETWORK GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	July 3,	July 4,	July 3,	July 4,
	2010	2009	2010	2009

Revenues	$16,971	$16,825	$34,430	$31,022

Cost of services (includes net non-cash share-based compensation expense of $27 and $80 for the thirteen weeks ended July 3, 2010 and July 4, 2009, respectively and $61 and $168 for the twenty-six weeks ended July 3, 2010 and July 4, 2009, respectively)	10,328	9,490	21,185	18,208

Gross Profit	6,643	7,335	13,245	12,814

Operating Expenses:
Selling, general and administrative (includes net non-cash share-based compensation expense of $57 and $163 for the thirteen weeks ended July 3, 2010 and July 4, 2009, respectively and $136 and $383 for the twenty-six weeks ended July 3, 2010 and July 4, 2009, respectively)	6,807	7,354	13,875	14,762
Intangible asset amortization	358	491	721	965
Total operating expenses	7,165	7,845	14,596	15,727
Loss from operations	(522)	(510)	(1,351)	(2,913)
Other income (expense):
Interest income	44	56	108	138
Interest expense	(7)	(17)	(16)	(25)
Other income	30	83	58	106
Total other income	67	122	150	219
Loss before income taxes	(455)	(388)	(1,201)	(2,694)
Income tax (provision) benefit	(42)	38	(49)	160
Net loss	$(497)	$(350)	$(1,250)	$(2,534)

Net loss per common share:
Basic and diluted	$(0.07)	$(0.05)	$(0.18)	$(0.36)

Weighted average shares used in calculation of net loss per basic and diluted common share	7,038	6,958	7,033	6,954

THE MANAGEMENT NETWORK GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	July 3,	January 2,
	2010	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8,432	$6,301
Short-term investments		5,444
Receivables:
Accounts receivable	10,027	11,991
Accounts receivable — unbilled	4,967	4,174
	14,994	16,165
Less: Allowance for doubtful accounts	(258)	(357)
Net receivables	14,736	15,808
Prepaid and other current assets	1,107	1,206
Total current assets	24,275	28,759

NONCURRENT ASSETS:
Property and equipment, net	1,808	1,955
Goodwill	7,911	7,772
Identifiable intangible assets, net	1,445	2,516
Noncurrent investments	6,853	6,852
Other noncurrent assets	348	397
Total Assets	$42,640	$48,251

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$1,008	$1,118
Current borrowings		2,800
Accrued payroll, bonuses and related expenses	4,674	5,354
Other accrued liabilities	1,880	1,433
Deferred revenue	659	1,023
Unfavorable and other contractual obligations	417	706
Total current liabilities	8,638	12,434

NONCURRENT LIABILITIES:
Unfavorable and other contractual obligations	528	546
Other noncurrent liabilities	1,231	1,237
Total noncurrent liabilities	1,759	1,783

Total stockholders' equity	32,243	34,034
Total Liabilities and Stockholders' Equity	$42,640	$48,251

THE MANAGEMENT NETWORK GROUP, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED NET INCOME (LOSS)
(unaudited)
(in thousands, except per share data)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	July 3,	July 4,	July 3,	July 4,
	2010	2009	2010	2009

Reconciliation of GAAP net loss to non-GAAP adjusted net income (loss):
GAAP net loss	$(497)	$(350)	$(1,250)	$(2,534)

Realized gain on auction rate securities	(30)	(82)	(56)	(105)
Depreciation and amortization	688	860	1,393	1,656
Non-cash share based compensation expense	84	243	197	551
Tax effect of applicable non-GAAP adjustments	34	(62)	68	(220)
Adjustments to GAAP net loss	776	959	1,602	1,882

Non-GAAP adjusted net income (loss)	$279	$609	$352	$(652)

Reconciliation of GAAP net loss per diluted common share to non-GAAP adjusted net income (loss) per diluted common share:
GAAP net loss per diluted common share	$(0.07)	$(0.05)	$(0.18)	$(0.36)

Realized gain on auction rate securities	(0.00)	(0.01)	(0.01)	(0.02)
Depreciation and amortization	0.10	0.12	0.20	0.24
Non-cash share based compensation expense	0.01	0.04	0.03	0.08
Tax effect of applicable non-GAAP adjustments	0.00	(0.01)	0.01	(0.03)
Adjustments to GAAP net loss per diluted common share	0.11	0.14	0.23	0.27

Non-GAAP adjusted net income (loss) per diluted common share	$0.04	$0.09	$0.05	$(0.09)

Weighted average shares used in calculation of diluted net income (loss) per common share	7,038	6,958	7,033	6,954

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